EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                             ANNIE'S HOMEGROWN, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                      THREE MONTHS ENDED SEPTEMBER 30, 1996


Primary Computation

     Net income per statement of operations                            $   33
                                                                       ======

     Weighted average number of common
      shares outstanding                                                4,257

     Weighted average number of common
      stock equivalents                                                   -
                                                                       ------

     Weighted average number of common
      shares as adjusted                                                4,257
                                                                       ------

     Primary income per common share                                   $  .01
                                                                       ======


Fully Diluted Computation

     Net income per statement of operations                            $   33
                                                                       ======

     Weighted average number of common
      shares outstanding                                                4,257

     Weighted average number of common
      stock equivalents                                                   733
                                                                        -----

     Weighted average number of common
      shares as adjusted                                                4,990
                                                                        -----


     Fully diluted income per common share                             $  .01
                                                                       ======














                             ANNIE'S HOMEGROWN, INC.
              COMPUTATION OF EARNINGS PER COMMON SHARE (CONTINUED)
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                      THREE MONTHS ENDED SEPTEMBER 30, 1997


Primary Computation

     Net income per statement of operations                            $   36
                                                                       ======

     Weighted average number of common
      shares outstanding                                                4,298

     Weighted average number of common
      stock equivalents                                                  -
                                                                       ------


     Weighted average number of common
      shares as adjusted                                                4,298
                                                                       ------

     Primary income per common share                                   $  .01
                                                                       ======


Fully Diluted Computation

     Net income per statement of operations                             $  36
                                                                        =====

     Weighted average number of common
      shares outstanding                                                4,298

     Weighted average number of common
      stock equivalents                                                   733
                                                                       ------

     Weighted average number of common
      shares as adjusted                                                5,031
                                                                       ------


     Fully diluted income per common share                              $ .01
                                                                        =====








                             ANNIE'S HOMEGROWN, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                       SIX MONTHS ENDED SEPTEMBER 30, 1996



Primary Computation

     Net loss per statement of operations                           $(268)
                                                                    ======

     Weighted average number of common
      shares outstanding                                            4,188

     Weighted average number of common
      stock equivalents                                               -
                                                                    ------


     Weighted average number of common
      shares as adjusted                                            4,188
                                                                   ------

     Primary loss per common share                                 $ (.06)
                                                                   ======


Fully Diluted Computation

     Net loss per statement of operations                           $(268)
                                                                    ======

     Weighted average number of common
      shares outstanding                                            4,188

     Weighted average number of common
      stock equivalents                                               733
                                                                    -----

     Weighted average number of common
      shares as adjusted                                            4,921
                                                                    -----


     Fully diluted loss per common share                            $ (.05) (A)
                                                                    =======


(A) This computation is submitted as an exhibit to the Company's Form 10-QSB in accordance with Regulation S-B Item 601(b)(11), although presenting the computation is not in accordance with paragraph 40 of APB Opinion 15 because the computation produces an anti-dilutive result.










                             ANNIE'S HOMEGROWN, INC.
              COMPUTATION OF EARNINGS PER COMMON SHARE (CONTINUED)
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                       SIX MONTHS ENDED SEPTEMBER 30, 1997


Primary Computation

     Net loss per statement of operations                          $ (134)
                                                                   =======

     Weighted average number of common
      shares outstanding                                            4,278

     Weighted average number of common
      stock equivalents                                              -
                                                                   ------


     Weighted average number of common
      shares as adjusted                                            4,278
                                                                   ------

     Primary loss per common share                                 $ (.03)
                                                                  =======


Fully Diluted Computation

     Net loss per statement of operations                          $(134)
                                                                   ======

     Weighted average number of common
      shares outstanding                                           4,278

     Weighted average number of common
      stock equivalents                                              733
                                                                   -----

     Weighted average number of common
      shares as adjusted                                           5,011
                                                                   -----


     Fully diluted loss per common share                           $ (.03) (A)
                                                                   =======


(A) This computation is submitted as an exhibit to the Company's Form 10-QSB in accordance with Regulation S-B Item 601(b)(11), although presenting the computation is not in accordance with paragraph 40 of APB Opinion 15 because the computation produces an anti-dilutive result.